Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x

In re	:	Chapter 11 Case No-

:

ARMSTRONG WORLD INDUSTRIES,	:	00-4471 (JKF)
INC., et al.,	:

:

Debtors.	:	(Jointly Administered)

:

	:	Re: Hearing Date: 1/30/06 at 9:45 a.m.

	:	Re: Docket No. 8909/Agenda Item 7

x

ORDER AUTHORIZING AND APPROVING

2006 CASH RETENTION PROGRAM FOR KEY EMPLOYEES

Upon the motion, dated December 21, 2005 (the “Motion”), of Armstrong World Industries, Inc. (“AWI”), as debtor and debtor in possession in the above-captioned chapter 11 cases, for an order pursuant to sections 105(a) and 363(b)(l) of title 11 of the United States Code (the “BankruptcyCode”) authorizing and approving the establishment of a continued employee retention program for key employees (the “2006 Cash Retention Program”), all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and due notice of the Motion having been provided to (i) the United States Trustee for the District of Delaware, (ii) the agent for AWI’s prepetition bank lenders, (iii) the agent for the Debtors’ postpetition bank lenders, (iv) the attorneys, for the Committees, and (v) all parties on the Debtors’ Core Group Service List and All Notices List in these eases pursuant to the Court’s Second Revised Order Establishing Case Management Procedures and Heating Schedule, dated March 15, 2005, and it appearing that no other or further notice need be provided; and the Court having determined that the relief sought in the Motion is in the best interests of AWI, its creditors and all parties in interest; and after due deliberation and sufficient cause appearing therefor:

IT IS HEREBY FOUND THAT:

A. There is a sound business justification for implementing the 2006 Cash Retention Program;

B. The 2006 Cash Retention Program is fair and reasonable and was proposed in good faith;

C. The implementation of the 2006 Cash Retention Program is in the best interests of AWI, its estates and creditors, and is necessary to AWI’s reorganization efforts; and

D. The payments due under the 2006 Cash Retention Program are actual, necessary costs of preserving AWI’s estate, therefore, it is hereby

ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is granted.

2. The terms of the 2006 Cash Retention Program, as set forth in the Motion, are approved.

3. Pursuant to sections 363(b)(l) and 105(a) of the Bankruptcy Code, AWI is authorized to implement the 2006 Cash Retention Program.

4. AWI is further authorized and empowered to take such actions as may be reasonably necessary to implement and effectuate the terms and conditions of the 2006 Cash Retention Program.

2

5. The payments due under the 2006 Cash Retention Program shall be deemed allowed administrative expenses of AWI’s estate under 11 U.S.C. § 503(b)(l)(A).

Dated:	January 26, 2006
Wilmington, Delaware

/s/ JUDITH K. FITZGERALD
THE HONORABLE JUDITH K. FITZGERALD
UNITED STATES BANKRUPTCY JUDGE

3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
In re	:	Chapter 11 Case No
:
ARMSTRONG WORLD INDUSTRIES,	:	00-4471 (JKF)
INC, et al.,	:
	:	(Jointly Administered)
Debtors	:
	:	Objection Deadline: 1/13/06 at 4:00 p.m.
	:	Hearing Date: 1/30/06 at 9:45 a.m.
x

MOTION FOR AN ORDER AUTHORIZING AND

APPROVING 2006 CASH RETENTION PROGRAM FOR KEY EMPLOYEES

TO THE HONORABLE JUDITH K FITZGERALD,

UNITED STATES BANKRUPTCY COURT JUDGE:

Armstrong World Industries, Inc. (“AWT”) as debtor and debtor in possession in the above-captioned chapter 11 cases, by and through its undersigned counsel, respectfully represents as follows:

I. JURISDICTION

1. This Court has jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C § 157(b). Venue is proper before this Court pursuant to 28 U.S.C §§ 1408 and 1409.

II. BACKGROUND

2. On December 6, 2000 (the “Commencement Date”), AWI and two of its affiliates (collectively, the “Debtors”) each commenced a case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). By previous order of the Court, the chapter 11 cases of the Debtors are being jointly administered pursuant to Rule 1015 of the Federal

Rules of Bankruptcy Procedure, and pending as Case No. 00-4471 (JKF) (the “Chapter 11 Case”). Since the Commencement Date, the Debtors have continued to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

3. On or about December 15, 2000, the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the “Unsecured Creditors’ Committee”) and the Official Committee of Asbestos Claimants (the “Asbestos PI Claimants’ Committee”). On or about July 19, 2001, the U.S Trustee appointed the Official Committee of Asbestos Property Damage Claimants (the “Asbestos Property Damage Claimants’ Committee”)1. On or about March 1, 2002, the Court entered an order approving the appointment of Dean M. Trafelet as the legal representative for AWI’s future asbestos personal injury claimants (the “Future Claimants’ Representative,” and together with the Unsecured Creditors’ Committee and the Asbestos PI Claimants’ Committee, the “Committees”).

4. On May 23, 2003, AWI filed with the Court the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc. (as modified, the “Plan”). On November 17 and 18, 2003, the Court conducted a hearing on confirmation of the Plan. On December 19, 2003, the Court entered the Proposed Findings of Fact and Conclusions of Law Regarding Confirmation of the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified (the “Proposed

[1]	The Asbestos Property Damage Claimants’ Committee was disbanded as of September 18, 2003, pursuant to the terms of a global settlement agreement and release entered into by AWI and the holders of 79 claims allegedly arising from asbestos-related property damage, which agreement was approved by the Bankruptcy Court on August 25, 2003.

Findings and Conclusions”) and the Proposed Order Confirming the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., as Modified. On December 29, 2003, the Unsecured Creditors’ Committee filed an objection to the Proposed Findings and Conclusions (the “Unsecured Creditors’ Committee’s Objection”) with the United States District Court for the District of Delaware (the “District Court”). On February 13, 2004, AWI, together with the Asbestos PI Claimants’ Committee and the Future Claimants’ Representative, filed a joint response to the Unsecured Creditors’ Committee’s Objection.

5. On February 23, 2005, the District Court issued a memorandum decision and order (the “District Court Order”) denying confirmation of the Plan. On March 4, 2005, AWI filed a notice of appeal from the District Court Order with the U.S Court of Appeals for the Third Circuit (the “Third Circuit Appeal”). The Unsecured Creditors’ Committee filed a motion seeking to dismiss the Third Circuit Appeal for lack of jurisdiction. On May 25, 2005, AWI filed its brief in support of the Third Circuit Appeal, and on June 24, 2005, the Unsecured Creditors’ Committee filed its brief in response thereto. AWI filed its reply brief on July 8, 2005. The Third Circuit heard oral argument in connection with the Third Circuit Appeal on October 24, 2005, and has taken the matter under advisement.

III. PREVIOUS AUTHORIZATION TO

IMPLEMENT KEY EMPLOYEE RETENTION PLAN

6. By previous order of this Court, dated April 18, 2001 (the “Key Employee Retention Order”), the Debtors obtained authority to implement an employee retention program (the “Original Employee Retention Program”) for senior level executives and managers (the “Key Employees”), which was developed by AWI senior management with the assistance of the Human Capital Division of Arthur Andersen and Lazard Freres & Co LLC, the Debtors’ financial advisers. The Original Employee Retention Program, in conjunction with AWI’s customary incentive compensation programs (discussed below), was developed shortly after the Commencement Date and constituted a comprehensive program designed to provide the necessary financial and other security and incentives to minimize Key Employee turnover, to encourage Key Employees to remain with AWI, to attract highly competent new executives, and to motivate all Key Employees to work diligently and productively to maximize enterprise value throughout AWI’s chapter 11 case and to achieve a successful conclusion of the chapter 11 case.

7. The Key Employee Retention Order authorized implementation of the Original Employee Retention Program, which comprises the following components: (a) annual cash retention payments for certain Key Employees (the “Cash Retention Program”), (b) a severance benefit plan (the “Severance Pay Plan”),2 and (c) the assumption of certain (and the ability to enter into new) change in control agreements and an employment agreement.3 Each of these components was integral to the Original

[2]	Because the Committees are familiar with the terms of the Severance Pay Plan, and the terms were discussed in the motion seeking approval of the 2005 Cash Retention Program (as defined below), no discussion of the Severance Pay Plan is included in this Motion.

[3]	The agreements assumed or entered into pursuant to the Key Employee Retention Order remain in effect and are part of the Original Employee Retention Program Because the Committees are familiar with the terms of such agreements, their terms were also discussed in detail in AWI’s original motion seeking approval of the Original Employee Retention Program, and AWI already has obtained Court approval with respect to these agreements, no discussion of such agreements is included in this Motion.

Employee Retention Program, and each was designed to motivate Key Employees to remain with AWI, notwithstanding the uncertainty surrounding the chapter 11 filing.

8. The Cash Retention Program, in particular, was designed to address the fact that, as a result of the chapter 11 filing, (i) the stock-based compensation the Key Employees had previously received had become worthless and (ii) AWI faced significant retention issues, increased senior management attrition, and targeting of its employees by employment recruiters. The Cash Retention Program served to ensure that total compensation paid to AWI’s Key Employees remained competitive with other potential employers, and to provide employees with an incentive to remain with AWI despite uncertain circumstances. Under the Cash Retention Program, approximately 150 Key Employees were eligible to receive annual cash retention payments over the three-year period that ended December 31, 2003. Payments authorized under the Cash Retention Program totaled $8.2 million in December 2001 and $10.1 million in each of December 2002 and December 20034. Each year’s payment ranged from 30% to 110% of base salary depending on the position level and the nature of the work performed by the Key Employees Key. Employees were entitled to receive such payments only if they were still employed by AWI on the applicable payment date.

9. AWI also maintains customary incentive compensation plans in which Key Employees participate, consisting of (i) an annual incentive plan for key managers and senior level executives (the “MAP”) and (ii) a long-term cash incentive plan (the “LTIP,” and together with the MAP, the “Incentive Compensation Plans”)

[4]	Michael D Lockhart, the Chairman and Chief Executive Officer of Holdings, declined participation in the Cash Retention Program.

While the motion requesting approval of the Employee Retention Program included a description of the Incentive Compensation Plans so that the Court and all parties in interest could have a complete understanding of the compensation programs and policies applicable to Key Employees, AWI did not seek the Court’s approval of the Incentive Compensation Plans; AWI maintained that no Court approval was required for the Incentive Compensation Plans because they were adopted and were maintained in the ordinary course of business, and AWI’s shareholders5 had approved the material terms of the Incentive Compensation Plans.

10. AWI’s delayed emergence has raised potential issues for certain tax deductions that AWI has been entitled to take in connection with payments made under the Incentive Compensation Plans6. In August 2005, AWI’s board of directors (the “Board”) amended the Incentive Compensation Plans and updated the criteria used to measure performance under such plans. In light of the District Court Order delaying emergence from chapter 11, it became necessary for AWI to obtain Bankruptcy Court approval for the performance-based compensation in order to qualify for favorable tax

[5]	When the Incentive Compensation Plans were created, AWI was a direct publicly held corporation. On May 1, 2000, Armstrong Holdings, Inc. (“AHI”) became the publicly-owned indirect parent company (and Armstrong Worldwide, Inc. (“AWWD”) became the direct parent company), following AWI shareholder approval of a plan of exchange pursuant to which each share of AWI was exchanged for one share of AHI.

[6]	Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “IRC”), allows corporations to take deduction for performance-based compensation. This provision requires, among other things, that the material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority vote of shareholders before the payment of such remuneration. As noted above, the Incentive Compensation Plans were disclosed to and approved by AWI’s shareholders for purposes of section 162(m) of the IRC in April, 1999 and May, 2000. The Plan contemplated that AWI would emerge from chapter 11 and, following its initial distribution of new equity to the “Asbestos PI Trust,”. AWI would request express and specific approval from its new, sole shareholder at that time so that its continuing performance-based compensation plans could continue to qualify, without interruption, for the performance-based compensation exclusion under section 162(m) of the IRC.

treatment going forward7. On August 22, 2005, AWI filed a motion seeking approval of the material terms of the Incentive Compensation Plans. The Bankruptcy Court entered an order approving the material terms of the Incentive Compensation Plans on September 29, 2005.

11. The Original Employee Retention Program was successful. For the three-year period ending December 31, 2003, AWI had an average annual management voluntary turnover rate of approximately 4%. Unfortunately, however, due to circumstances beyond the control of AWI, AWI has been unable to emerge from chapter 11, which has created uncertainty and concern among Key Employees. Because AWI had expected to emerge from chapter 11 in December 2003, or shortly thereafter, it did not seek to adopt a Cash Retention Program for the 2004 calendar year8. With the continued uncertainty over AWI’s emergence, in 2004 the Key Employees did not receive cash bonuses as previously provided under Original Employee Retention Program. This contributed to AWI experiencing a Key Employee voluntary turnover rate of 8% in 2004 — two times its average turnover rate for the first three years of its chapter 11 case.

12. In late 2004, once it became probable that AWI would not emerge from bankruptcy until, at the earliest, late 2005, AWI believed that a renewed cash

[7]	Subsection 1.162-27(e)(4)(vi) of the Internal Revenue Service (“IRS”) regulations indicates that the IRS looks for (i) approval of the material terms of incentive compensation where such terms are amended or changed and (ii) re-approval of the material terms of incentive compensation every five years. Bankruptcy Court approval was necessary under these circumstances, because AHI suspended shareholder meetings when it became clear that the Plan would cancel AWI’s common stock and sever the interest of AHI and its shareholders with AWI.

[8]	Once a plan of reorganization becomes effective, AWI will be able to return to equity-based incentive compensation as part of the compensation packages it can offer its Key Employees.

retention program for the 2005 calendar year was necessary to its ability to reduce Key Employee turnover. Accordingly, on December 8, 2004, AWI filed a motion seeking authorization and approval of a continued Cash Retention Program (the “2005 Cash Retention Program”). The Bankruptcy Court entered an order on February 1, 2005, approving the 2005 Cash Retention Program. Under the 2005 Cash Retention Program, approximately 190 Key Employees will receive an annual cash retention payment for the one-year period ending December 31, 2005, with payment to be made in late December 2005. Payments will range from 20% to 100% of base salary depending on the retention risk and the nature of the work performed by the Key Employees. The cost of the 2005 Cash Retention Program for 2005 will be approximately $8.6 million.

13. Despite the best efforts of AWI to confirm and implement the Plan, given the District Court Order and the Third Circuit Appeal, it is difficult for AWI to determine with any certainty the timing of its emergence from chapter 11. Realistically, however, it is unlikely to occur imminently. Meanwhile, the 2005 Cash Retention Program expires at the end of 2005. AWI believes that a renewed, but substantially smaller and more focused, cash retention program for the 2006 calendar year is necessary to its ability to maintain low Key Employee turnover and ensure that AWI does not experience a damaging increase in Key Employee turnover similar to that which occurred in 2004 following expiration of the Cash Retention Program.

IV. RELIEF REQUESTED

14. By this Motion, the Debtors seek an order authorizing and approving continuation of the Cash Retention Program through December 31, 2006

(subject to the modifications described below) (the “2006 Cash Retention Program”)9 for Key Employees in order to maximize the value of the AWI enterprise and to ensure a successful reorganization for the benefit of all parties in interest. The 2006 Cash Retention Program has been designed with the goal that Key Employees continue to provide essential management and other necessary services during AWI’s chapter 11 case and to stem the attrition that would adversely affect AWI’s operations.

V. THE NEED FOR THE 2006

CASH RETENTION PROGRAM

15. The same reasons that justified the Cash Retention Program and the 2005 Cash Retention Program justify implementation of the 2006 Cash Retention Program AWI’s Key Employees are essential to its reorganization. They possess unique knowledge, skills, experience and customer and supplier relationships, all of which are vital to the business enterprise and, in many cases, impossible to replicate. The continued employment, dedication, motivation and loyalty of the Key Employees is essential to the maintenance, preservation and prosperity of AWI and the reorganization effort.

16. Unfortunately, however, the ability of AWI to successfully retain and rely on the continued services of the Key Employees has been hurt by the events creating the delay in its emergence from chapter 11. These events have caused uncertainty and concern among the Key Employees for several reasons, including the following:

[9]	In the event there are further delays in AWI’s emergence from chapter 11 or circumstances otherwise warrant, AWI reserves the right to seek court approval for extension of the Cash Retention Program beyond December 31, 2006 (subject to any modifications)

•	the general lack of certainty in working for a chapter 11 debtor (which was anticipated to have emerged from bankruptcy already), particularly when the employment market for talented and experienced management personnel is robust;

•	the business constraints imposed as a consequence of the chapter 11 cases; and

•	the lack of the ability to receive effective equity-based incentive compensation with the significant growth potential attendant thereto.

17. Indeed, following the delay in obtaining confirmation of its Plan by the District Court, AWI experienced a dramatic increase in senior management turnover in 2004 prior to the implementation of the 2005 Cash Retention Program. Because AWI operates in a competitive business environment, it is important to have an experienced management team remain in place. A “revolving door” is inconsistent with good business. Of course, the loss in Key Employees also has a concomitant adverse impact on operations, company morale and the general well-being of the business. At the time that AWI sought authorization to implement the 2005 Cash Retention Program, it was apparent that there was a growing problem that needed to be promptly addressed, and AWI was concerned that departures of Key Employees would lead to additional departures of their colleagues. While the 2005 Cash Retention Program helped to alleviate these concerns in 2005, reducing the Key Employee voluntary turnover rate from 8% in 2004 to approximately 2.6% over the first nine months of 2005, the 2005 Cash Retention Program is set to expire. Without a continuation of the program, AWI will be returned to a similar environment that existed in 2004. In fact, as a result of the District Court Order denying confirmation, without implementation of the 2006 Cash

Retention Program, AWI will be subjected to the danger of an increase in the loss of Key Employees, which could jeopardize the reorganization process.

18. In addition, the loss of Key Employees would have adverse economic effects for AWI. AWI has expended significant time and resources in recruiting and training many of the Key Employees, and this investment would be lost if they were to depart. Moreover, certain of AWI’s Key Employees were involved with development of the Plan, and their participation in its implementation or the implementation of any other plan of reorganization that may be confirmed will be extremely beneficial. Further, the ability to attract competent new employees to fill vacated positions is both difficult and extremely costly. Not only are qualified candidates scarce, but they too will be reluctant to join a chapter 11 debtor for many of the same reasons outlined above. Even if capable replacements could be located, securing their employment can be very expensive when recruiters’ fees (30-35% of salary and target bonus), sign-on compensation, and relocation expenses are factored in. These circumstances are exacerbated by the fact that AWI is not located in a major metropolitan area.

19. It is necessary and appropriate to implement the 2006 Cash Retention Program. Offering appropriate incentives to retain Key Employees represents not only a sound exercise of AWI’s business judgment, but a necessary and cost-effective measure to preserve, enhance and maximize value and to assure a successful reorganization.

20. As the Court is aware, this is an extremely large and complex chapter 11 case involving literally tens of thousands of claims and a multinational business enterprise that employs approximately 15,000 people throughout the world.

21. In view of the substantial progress that has been made to date in furtherance of the reorganization process and the unexpected circumstances that have delayed confirmation of the Plan, AWI believes that more than ample cause exists for authority to implement the 2006 Cash Retention Program. AWI has invested a substantial amount of time and effort to file and ultimately confirm a plan of reorganization that will enable AWI to successfully emerge from chapter 11 as a strong and profitable business. Losing Key Employees at this stage will necessarily result in the disruption and dislocation of a plan process that clearly is well under way and that has been delayed by unforeseeable and unavoidable circumstances. Implementation of the 2006 Cash Retention Program will avoid such disruption and dislocation and will enable AWI to successfully implement its Plan in the manner contemplated by chapter 11 of the Bankruptcy Code.

VI. THE 2006 CASH RETENTION PROGRAM

22. Following an examination of the 2005 Cash Retention Program to determine whether it continues to be best structured to motivate Key Employees to remain with AWI and to provide Key Employees with competitive compensation packages, on October 24, 2005, the 2006 Cash Retention Program, was approved by the Management Development and Compensation Committee (the “Compensation

Committee”)10 of the Board of Directors of AHI, AWI’s indirect parent corporation, subject to this Court’s approval. AWI then informed each of the Committees that it would be seeking approval of the 2006 Cash Retention Program, provided the Committees with information relating to the proposed modifications from the 2005 Cash Retention Program, and discussed the 2006 Cash Retention Program with the Committees.

23. In determining to adopt the 2006 Cash Retention Program, the Compensation Committee considered, among other things, the following factors:

a)	the obvious need to retain Key Employees;

b)	the costs associated with the implementation of the program and the costs of similar programs previously offered;

c)	the operational and financial performance of AWI;

d)	compensation received by senior management personnel at other companies;

e)	the disruption and costs associated with losing and having to replace Key Employees;

24. The 2006 Cash Retention Program is expected to reduce Key Employee turnover, encourage Key Employees to remain with AWI, and motivate Key Employees to work diligently and productively not only to maximize enterprise value but also to achieve a successful conclusion of AWI’s chapter 11 case. As a consequence of the uncertainties being faced by the Key Employees and previous losses of critical personnel AWI has experienced, AWI believes prompt approval of the 2006 Cash Retention Program is imperative and represents a sound investment that will reap substantial benefits and returns.

[10]	None of the members of the Compensation Committee are employees of any of the Debtors or their affiliates or beneficiaries of the program.

25. Under the 2006 Cash Retention Program, approximately 60 Key Employees will be eligible to receive an annual cash retention payment for the one-year period ending December 31, 2006, with payment to be made in late December 200611. Payments will range from 20% to 100% of base salary depending on the retention risk and the nature of the work performed by the Key Employees12. Key Employees will be entitled to receive such payment only if they are still employed by AWI on the applicable payment date, except that in the event of death or disability, a pro rata amount of the payment may be made. AWI estimates that the cost of the 2006 Cash Retention Program will be approximately $3.5 million, which is only about 40% of the total amount expected to paid with respect to the 2005 Cash Retention Program. It is contemplated that if a plan of reorganization becomes effective at any time in 2006, Key Employees will be entitled to receive the full amount of scheduled payments for that year, payable in December 2006.

26. As set forth above, the 2006 Cash Retention Program is a key element of retention — it is narrowly and appropriately designed to motivate Key Employees to remain with the company and will help stabilize senior management. Additionally, the number of eligible Key Employees and estimated costs related to the 2006 Cash Retention Program have been decreased significantly when compared to the

[11]	As was the case with the 2005 Cash Retention Program, Michael D. Lockhart, the Chairman and Chief Executive Officer of Holdings, has again declined participation in the 2006 Cash Retention Program.

[12]	A more detailed breakdown of the amount of the payments by level has been furnished to each of the Committees on a confidential basis and, if necessary, will be submitted to the Court under seal.

2005 Cash Retention Program and the Cash Retention Program. Whereas the annual cost of the 2005 Cash Retention Program will be approximately $8.6 million, the 2006 Cash Retention Program is estimated to cost $3.5 million — less than half of the annual costs associated with the 2005 Cash Retention Program. AWI submits that the 2006 Cash Retention Program has been tailored to promote lower voluntary turnover, while striving to attain this goal in the most reasonable economic fashion.

VII. APPLICABLE AUTHORITY

27. The 2006 Cash Retention Program is subject to the approval of the Court because it represents a proposed use of AWI’s property outside the ordinary course of AWI’s business Section 363(b)(l) of the Bankruptcy Code provides, in pertinent part, that “[t]he trustee, after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate”. Further, pursuant to section 105(a) of the Bankruptcy Code, “the court may issue any order, process, or judgment that is necessary to carry out the provisions of this title”.

28. It is generally recognized that the use, sale or lease of property of a debtor’s estate, other than in the ordinary course of business, is appropriate when there is a “sound business purpose” that justifies such action See, e.g., In re Martin, 91 F 3d 389, 395 (3d Cir. 1996) (citing Fulton State Bank v. Schipper (In re Schipper), 933 F 2d 513, 515 (7th Cir. 1991)); Stephens Indus, Inc. v. McChmg (In re McClung), 789 F 2d 386, 390 (6th Cir. 1986); Inst. Creditors of Continental Airlines, Inc. v. Continental Airlines, Inc. (In re Continental Airlines, Inc.), 780 F 2d 1223, 1226 (5th Cir. 1986); In re Abbotts Dairies of Pa., Inc., 788 F 2d 143 (3d Cir. 1986) (implicitly adopting the “sound business judgment” test of Lionel Corp. and requiring good faith); Comm. of Equity Sec Holders

v. Lionel Corp. (In re Lionel Corp.), 122 F 2d 1063, 1070 (2d Cir 1983); In re Delaware & Hudson R.R. Co., 124 B R 169, 176 (D Del. 1991) (explaining that the Third Circuit has adopted the “sound business purpose” test to evaluate motions brought pursuant to section 363(b)).

29. In addition, under section 105(a) of the Bankruptcy Code, the Court has expansive equitable powers to fashion any order or decree that is in the interest of preserving or protecting the value of the debtor’s assets See, e.g-, In re Chinichian, 784 F 2d 1440, 1443 (9th Cir 1986) (“Section 105 sets out the power of the bankruptcy court to fashion orders as necessary pursuant to the purposes of the Bankruptcy Code”), Bird v. Crown Convenience (In re NWFX, Inc.), 864 F 2d 588, 590 (8th Cir 1988) (“The overriding consideration in bankruptcy… is that equitable principles govern”), In re Cooper Props Liquidating Trust, Inc., 61 B R 531, 537 (Bankr. W D Tenn 1986) (“the Bankruptcy Court is one of equity and as such it has a duty to protect whatever equities a debtor may have in property for the benefit of their creditors as long as that protection is implemented in a manner consistent with the bankruptcy laws”).

30. In the context of reorganization cases under chapter 11, the establishment of an employee retention program for key employees has been approved by numerous courts in this and other districts See, e.g., In re USG Corp., et al, Case No. 01-2094 (Bankr. D Del. 2001); In re Owens Corning, Case No. 00-3837 (Bankr. D Del. 2000); In re Carmike Cinemas, Inc. et ai. Case Nos. 00-3302 through 00-3305 (SLR) (D. Del. 2000); In re Genesis Health Ventures, Inc., Case No. 00-2692 (PJW) (Bankr. D Del. 2000); In re Hedstrom Holdings, Inc., et al, Case No. 00-01665 (PJW) (Bankr. D Del. 2000); In re Vencor, Inc., Case Nos. 99-3199 through 99-3327 (Bankr. D Del. 1999); In re FPA Medical Mgmt., Inc., Case Nos 98-1596 through 98-1685 (Bankr D Del 1998); In re Montgomery Ward Holding Corp. Case No. 97-1409 (Bankr D. Del 1997). The courts have recognized that debtors need to implement specific programs designed to retain key personnel in order to ensure that the debtors’ business operations are preserved, to assure that the value of their estates is optimized and to promote a successful reorganization. Indeed, this Court has previously approved the Original Employee Retention Program, the 2005 Cash Retention Program and the Incentive Compensation Plans, all of which have all been supported by the Committees.

31. AWI submits that implementation of the 2006 Cash Retention Program clearly is for a customary and sound business purpose, represents a reasonable exercise of AWI’s business judgment and will serve in many ways to preserve, protect and enhance the assets and operations of AWI for the benefit of its estate, creditors and all parties in interest.

32. As set forth above, following expiration of the Cash Retention Program, AWI’s Key Employee turnover rate doubled. In an effort to decrease these critical losses of management personnel, AWI sought authorization to implement the 2005 Cash Retention Program, which during the first nine months of 2005 has reduced the Key Employee voluntary turnover rate. Because the 2005 Cash Retention Program is set to expire at the end of 2005, however, action must be promptly taken in order to ensure that AWI’s business does not suffer harm similar to that experienced in 2004. AWI’s Key Employees remain concerned by the uncertainties attendant to the status of AWI’s chapter 11 case, and these concerns must be alleviated to assure the continued employment of the Key Employees. Simply stated, these employees are central to AWI’s operations. The loss of Key Employees and the dislocations associated therewith will have an adverse impact on operations and morale, lead to further attrition, and result in the loss of skills, expertise and valuable business relationships. Moreover, even if suitable replacements could be found for these employees, the costs involved in attracting and training them will be formidable. The obvious benefits that will be realized from the implementation of the 2006 Cash Retention Program completely justify the investment.

33. The 2006 Cash Retention Program has been designed as a streamlined and focused plan to address legitimate concerns, and AWI is confident that it will achieve its intended result. In formulating the 2006 Cash Retention Program, AWI has been fully cognizant of the costs involved and has worked to assure that the goals of the program can be attained in an economic and reasonable fashion. As set forth above, the 2006 Cash Retention Program represents a significant reduction in the annual costs associated with the 2005 Cash Retention Program and Cash Retention Program.

34. AWI has determined, in the exercise of its business judgment, that the implementation of the 2006 Cash Retention Program is important to the preservation and enhancement of its business operations, which will inure to the benefit of all parties in interest and assure a successful reorganization. Accordingly, AWI requests that the 2006 Cash Retention Program be approved.

VIII. NOTICE

35. Notice of this Motion has been provided to the U.S Trustee, the agent for the AWI’s prepetition bank lenders, the agent for the Debtors’ postpetition bank lenders, the attorneys for each of the Committees, and all parties on the Debtors’ Core Group Service List and All Notices List in these cases pursuant to the Court’s Second

Revised Order Establishing Case Management Procedures and Hearing Schedule, dated March 15, 2005 AWI submits that no other or further notice need be provided.

WHEREFORE AWI respectfully requests entry of an order authorizing and approving the 2006 Cash Retention Program and granting AWI such other and further relief as is just.

Dated:	December 21, 2005 Wilrnington, Delaware

/s/ MARK D. COLLINS
Mark D. Collins (No. 2981)
Rebecca L. Booth (No. 4031)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilrnington, Delaware 19899
(302) 651-7700

-and-

Stephen Karotkin
Debra A Dandeneau
WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153
(212) 310-8000

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
In re	:	Chapter 11 Case No.
:
ARMSTRONG WORLD INDUSTRIES,	:	00-4471 (JKF)
INC.., et al.,	:
:
Debtors.	:	(Jointly Administered)
:
	:	Re: Hearing Date: 1/30/06 at 9:45 a.m.
	:	Re: Docket No. ___/Agenda item __
x

ORDER AUTHORIZING AND APPROVING

2006 CASH RETENTION PROGRAM FOR KEY EMPLOYEES

Upon the motion, dated December 21, 2005 (the “Motion”), of Armstrong World Industries, Inc. (“AWI”), as debtor and debtor in possession in the above-captioned chapter 11 cases, for an order pursuant to sections 105(a) and 363(b)(l) of title 11 of the United States Code (the “Bankruptcy Code”) authorizing and approving the establishment of a continued employee retention program for key employees (the “2006 Cash Retention Program”), all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C §§ 157 and 1334, and due notice of the Motion having been provided to (i) the United States Trustee for the District of Delaware, (ii) the agent for AWI’s prepetition bank lenders, (iii) the agent for the Debtors’ postpetition bank lenders, (iv) the attorneys for the Committees, and (vi) all parties on the Debtors’ Core Group Service List and All Notices List in these cases pursuant to the Court’s Second Revised Order Establishing Case Management Procedures and Hearing Schedule, dated March 15, 2005, and it appearing that no other or further notice need be provided; and the Court having determined that the relief sought in the Motion is in the best interests of AWI, its creditors and all parties in interest; and after due deliberation and sufficient cause appearing therefor:

IT IS HEREBY FOUND THAT:

A. There is a sound business justification for implementing the 2006 Cash Retention Program;

B. The 2006 Cash Retention Program is fair and reasonable and was proposed in good faith;

C. The implementation of the 2006 Cash Retention Program is in the best interests of AWI, its estates and creditors, and is necessary to AWI’s reorganization efforts, and

D. The payments due under the 2006 Cash Retention Program are actual, necessary costs of preserving AWI’s estate, therefore, it is hereby

ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is granted.

2. The terms of the 2006 Cash Retention Program, as set forth in the Motion, are approved.

3. Pursuant to sections 363(b)(l) and 105(a) of the Bankruptcy Code, AWI is authorized to implement the 2006 Cash Retention Program.

4. AWI is further authorized and empowered to take such actions as may be reasonably necessary to implement and effectuate the terms and conditions of the 2006 Cash Retention Program.

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5. The payments due under the 2006 Cash Retention Program shall be deemed allowed administrative expenses of AWI’s estate under 11 U.S.C § 503(b)(l)(A)

Dated:	, 2006 Wilmington, Delaware

THE HONORABLE JUDITH K FITZGERALD UNITED STATES BANKRUPTCY JUDGE

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